200 Sandpointe Avenue, Suite 560 Santa Ana, CA 92707 (949) 326-CPAS (2727) www.bkcpagroup.com

Exhibit 16.1

December 22, 2020

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Blow & drive Interlock Corporation, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Blow & drive Interlock Corporation dated December 22, 2020. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Benjamin & Ko

Benjamin & Ko

Santa Ana, California